Exhibit 10.38


                                 ALLONGE TO NOTE


      This Allonge to that certain Secured Promissory Note in the original principal amount of $500,000, dated December 30, 2005, made by Datametrics Corporation, a Delaware corporation, as Borrower, to and for the benefit of SG DMTI Capital LLC, as Payee (the "Original Note");

      The parties hereto agree that the Maturity Date (as such term is defined in the Original Note) shall be extended for an additional twelve (12) months, from December 31, 2006 (as stated in the Original Note) until December 31, 2007. This Allonge shall constitute an addendum to and an integral part of the Original Note and shall be physically attached thereto. The Original Note cannot be transferred without this Allonge. The parties hereto acknowledge and agree that, except as explicitly modified herein, Payee has not waived any of its rights with respect to the Original Note. In all other respects, the Original
Note is hereby ratified and confirmed.



Dated:  February 8, 2007



                                                DATAMETRICS CORPORATION


                                                By: Daniel Bertram
                                                Name: Daniel Bertram
                                                Title: Chief Executive Officer


                                                SG DMTI Capital LLC


                                                By: SG Phoenix Ventures LLC
                                                its Managing Member

                                                By: Philip S. Sassower
                                                Name: Philip S. Sassower
                                                Title: Member

                                                By: Andrea Goren
                                                Name: Andrea Goren
                                                Title: Member